                                                                     EXHIBIT 2.1





                        AGREEMENT AND PLAN OF MERGER

                          DATED AS OF MAY 19, 1996

                                BY AND AMONG

                        FPA MEDICAL MANAGEMENT, INC.,

                      STERLING ACQUISITION CORPORATION

                                     AND

                       STERLING HEALTHCARE GROUP, INC.

                              TABLE OF CONTENTS





                                                                                                   Page
                                  ARTICLE I

                                  THE MERGER
SECTION 1.1.  The Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
SECTION 1.2.  Effective Time of the Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

                                   ARTICLE II

                       THE SURVIVING CORPORATION AND FPA

SECTION 2.1.  Articles of Incorporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
SECTION 2.2.  Bylaws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
SECTION 2.3.  Directors and Executive Officers of the Surviving Corporation . . . . . . . . . . .    2

                                  ARTICLE III

                              CONVERSION OF SHARES

SECTION 3.1.  Conversion of Company Shares in the Merger. . . . . . . . . . . . . . . . . . . . .    2
SECTION 3.2.  Equitable Adjustment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
SECTION 3.3.  Exchange of Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
SECTION 3.4.  No Fractional Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
SECTION 3.5.  Options to Purchase Company Stock . . . . . . . . . . . . . . . . . . . . . . . . .    4
SECTION 3.6.  Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
SECTION 3.7.  Closing of the Company's Transfer Books . . . . . . . . . . . . . . . . . . . . . .    4

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                             OF FPA AND ACQUISITION

SECTION 4.1.   Organization and Qualification . . . . . . . . . . . . . . . . . . . . . . . . . .    4
SECTION 4.2.   Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
SECTION 4.3.   Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
SECTION 4.4.   Authority; Non-Contravention; Approvals. . . . . . . . . . . . . . . . . . . . . .    6
SECTION 4.5.   Reports and Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . .    7
SECTION 4.6.   Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . .    7
SECTION 4.7.   Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . .    7
SECTION 4.8.   Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
SECTION 4.9.   Registration Statement and Proxy Statement . . . . . . . . . . . . . . . . . . . .    8
SECTION 4.10.  No Violation of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
SECTION 4.11.  Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
SECTION 4.12.  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
SECTION 4.13.  Employee Benefit Plans; ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . .   10
SECTION 4.14.  Labor Controversies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10


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
                                                                                                   Page
SECTION 4.15.  Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
SECTION 4.16.  Title to Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
SECTION 4.17.  FPA Stockholders' Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
SECTION 4.18.  Pooling and Tax-Free Reorganization Matters. . . . . . . . . . . . . . . . . . . .   12
SECTION 4.19.  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
SECTION 4.20.  Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 5.1.   Organization and Qualification . . . . . . . . . . . . . . . . . . . . . . . . . .   13
SECTION 5.2.   Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
SECTION 5.3.   Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
SECTION 5.4.   Authority; Non-Contravention; Approvals. . . . . . . . . . . . . . . . . . . . . .   14
SECTION 5.5.   Reports and Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . .   15
SECTION 5.6.   Absence of Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . .   15
SECTION 5.7.   Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . .   16
SECTION 5.8.   Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
SECTION 5.9.   Registration Statement and Proxy Statement . . . . . . . . . . . . . . . . . . . .   16
SECTION 5.10.  No Violation of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
SECTION 5.11.  Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
SECTION 5.12.  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
SECTION 5.13.  Employee Benefit Plans; ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . .   17
SECTION 5.14.  Labor Controversies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
SECTION 5.15.  Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
SECTION 5.16.  Title to Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
SECTION 5.17.  Company Stockholders' Approval . . . . . . . . . . . . . . . . . . . . . . . . . .   20
SECTION 5.18.  Pooling and Tax-Free Reorganization Matters. . . . . . . . . . . . . . . . . . . .   20
SECTION 5.19.  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
SECTION 5.20.  Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
SECTION 5.21.  Statutory Antitakeover Provisions. . . . . . . . . . . . . . . . . . . . . . . . .   20

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 6.1.  Conduct of Business by the Company Pending the Merger . . . . . . . . . . . . . . .   20
SECTION 6.2.  Conduct of Business by FPA and Acquisition Pending the Merger . . . . . . . . . . .   21
SECTION 6.3.  Control of the Company's Operations . . . . . . . . . . . . . . . . . . . . . . . .   22
SECTION 6.4.  Control of FPA's Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
SECTION 6.5.  Acquisition Transactions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
SECTION 6.6.  Effect of Acquisition Transaction                                                     23

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

SECTION 7.1.   Access to Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24


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
                                                                                                   Page
SECTION 7.2.   Registration Statement and Proxy Statement . . . . . . . . . . . . . . . . . . . .   25
SECTION 7.3.   Stockholders' Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
SECTION 7.4.   Affiliates of the Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
SECTION 7.5.   Exchange Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
SECTION 7.6.   Expenses and Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
SECTION 7.7.   Agreement to Cooperate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
SECTION 7.8.   Public Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
SECTION 7.9.   Option Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
SECTION 7.10.  Notification of Certain Matters. . . . . . . . . . . . . . . . . . . . . . . . . .   27
SECTION 7.11.  Corrections to the Joint Proxy Statement/Prospectus and Registration Statement . .   27
SECTION 7.12.  Change of Control Issues . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
SECTION 7.13.  Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
SECTION 7.14.  Insurance; Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

                                  ARTICLE VIII

                                   CONDITIONS
SECTION 8.1.  Conditions to Each Party's Obligation to Effect the Merger  . . . . . . . . . . . .   28
SECTION 8.2.  Conditions to Obligation of the Company to Effect the Merger. . . . . . . . . . . .   29
SECTION 8.3.  Conditions to Obligations of FPA and Acquisition to Effect the Merger . . . . . . .   30

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

SECTION 9.1.  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
SECTION 9.2.  Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
SECTION 9.3.  Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
SECTION 9.4.  Waiver    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

                                   ARTICLE X

                               GENERAL PROVISIONS

SECTION 10.1.  Non-Survival of Representations and Warranties                                       33
SECTION 10.2.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
SECTION 10.3.  Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
SECTION 10.4.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
SECTION 10.5.  Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
SECTION 10.6.  Parties In Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35



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SCHEDULES


Schedule 2.3                                      Directors and Executive Officers of the Surviving Corporation
Schedule 4.2(c)                                   Outstanding Subscriptions, Options, Calls, etc. of FPA
Schedule 4.3                                      Liens, Claims, Encumbrances, etc. of FPA
Schedule 4.4(b)                                   FPA Contravention
Schedule 4.6                                      Undisclosed Liabilities of FPA
Schedule 4.11                                     FPA Non-Compliance with Agreements
Schedule 4.13(a)                                  Employee Benefit Plans of FPA
Schedule 4.13(b)                                  Prohibited ERISA or Internal Revenue Code Transactions of FPA
Schedule 4.16                                     Exceptions to Title to Assets of FPA
Schedule 5.2(b)(1)                                Outstanding Subscriptions, Options, Calls, etc. of the Company
Schedule 5.2(b)(2)                                Agreements as to Voting of Company Common Stock
Schedule 5.3                                      Liens, Claims, Encumbrances, etc. of the Company
Schedule 5.4(b)                                   Company Contravention
Schedule 5.6                                      Undisclosed Liabilities of the Company
Schedule 5.10                                     Violations of Laws by the Company
Schedule 5.11                                     Company Non-Compliance with Agreements
Schedule 5.13(a)                                  Employee Benefit Plans of the Company
Schedule 5.13(b)                                  Prohibited ERISA or Internal Revenue Code Transactions of the Company
Schedule 5.16                                     Exceptions to Title to Assets of the Company
Schedule 6.1                                      Potential Transactions by the Company
Schedule 6.2                                      Potential Transactions by FPA and Description of Notes


                                         (iv)

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER is made this 19th day of May, 1996 (the "Agreement"), by and among FPA MEDICAL MANAGEMENT, INC., a Delaware corporation ("FPA"), STERLING ACQUISITION CORPORATION, a Delaware corporation and a wholly-owned subsidiary of FPA ("Acquisition"), and STERLING HEALTHCARE GROUP, INC., a Florida corporation (the "Company").

                              W I T N E S S E T H:

     WHEREAS, the boards of directors of FPA, Acquisition and the Company believe it to be advisable and in the best interests of their respective stockholders that Acquisition merge with and into the Company on the terms set forth in the Agreement (the "Merger");

     WHEREAS, the Merger is intended to qualify as a plan of merger under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, the Merger also is intended to qualify for treatment as a pooling of interests under Accounting Principles Board Opinion No. 16 ("APB No. 16").

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:


                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1. THE MERGER. Upon the terms and subject to the conditions of the Agreement, at the Effective Time (as defined in Section 1.2) in accordance with the Delaware General Corporation Law and the Florida Business Corporation Act ("BCA"), Acquisition shall be merged with and into the Company and the separate existence of Acquisition shall thereupon cease. The Company shall be the surviving corporation in the Merger and is hereinafter sometimes referred to as the "Surviving Corporation."

     SECTION 1.2. EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at such time (the "Effective Time") as shall be stated in Certificates of Merger or comparable documents required by law, in forms mutually acceptable to FPA and the Company, to be filed with the Secretaries of the States of Delaware and Florida (the "Merger Filings"), but not later than December 31, 1996, time being of the essence. The Merger Filings shall be made simultaneously with or as soon as practicable after the closing of the transactions contemplated by the Agreement in accordance with Section 3.6.


                                   ARTICLE II

                       THE SURVIVING CORPORATION AND FPA

     SECTION 2.1. ARTICLES OF INCORPORATION. The Articles of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time, and thereafter may be amended in accordance with their terms and as provided in the BCA.

     SECTION 2.2. BYLAWS. The bylaws of the Company as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation after the Effective Time, and thereafter may be amended in accordance with their terms and as provided by the Articles of Incorporation of the Surviving Corporation and the BCA.

     SECTION 2.3. DIRECTORS AND EXECUTIVE OFFICERS OF THE SURVIVING CORPORATION. Subject to Section 8.2(h), the directors and executive officers of the Surviving Corporation shall be as designated on Schedule 2.3 attached hereto, and such directors and executive officers shall serve in accordance with the bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

                                 ARTICLE III

                            CONVERSION OF SHARES


SECTION 3.1. CONVERSION OF COMPANY SHARES IN THE MERGER. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company, each share of the Company's Common Stock, par value $.0001 per share (the "Company Common Stock"), shall, subject to the terms of this Article III, be converted into the right to receive 1.4 (the "Exchange Ratio") shares of the common stock, par value $.002 per share, of FPA ("FPA Common Stock"). There shall be no adjustment to the Exchange Ratio, and the Exchange Ratio shall remain 1.4 shares of FPA Common Stock for each share of Company Common Stock, if the average of the closing prices of FPA Common Stock as reported on the Nasdaq National Market ("NASDAQ") for the fifteen (15) consecutive trading days ending on the date that is five (5) trading days prior to the Closing Date (as defined in Section 3.6) (the "FPA Value") is greater than or equal to $14.87 but less than or equal to $16.43. If at such time:

            (a) the FPA Value is less than $14.87 but greater than or equal to $13.30, then the Exchange Ratio shall be increased to the number (expressed as a decimal fraction) which, when multiplied by the FPA Value, will equal $20.81;

            (b)  the FPA Value is less than $13.30, the Exchange
                 Ratio shall be 1.565; provided, however, that in such event the Company shall have the right to either (x) accept an Exchange Ratio of 1.565 or (y) demand that the Exchange Ratio be increased to the number (expressed as a decimal fraction) which, when multiplied by the FPA Value, will not exceed $20.81. If the Company elects to demand the increased Exchange Ratio described in (y) above, FPA shall have the right to either (a) accept such increased Exchange Ratio or
                 (b) terminate the Agreement;

            (c) the FPA Value is greater than $16.43 but less than or equal to $18.00, then the Exchange Ratio shall be decreased to the number (expressed as a decimal fraction) which, when multiplied by the FPA Value, will equal $23.01; or

            (d) the FPA Value is greater than $18.00, then the Company shall have the right to either (x) accept an Exchange Ratio which when multiplied by the FPA Value is equal to $23.01 or (y) terminate the Agreement.

     SECTION 3.2. EQUITABLE ADJUSTMENT.  The calculations set forth in Section
3.1 shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, recapitalization, reclassification, combination or other change in the number of shares of Company Common Stock or FPA Common Stock outstanding prior to the Closing (as defined in Section 3.6) other than issuances of shares pursuant to the exercise of outstanding stock options.

     SECTION 3.3. EXCHANGE OF CERTIFICATES. (a) From and after the Effective Time, each holder of an outstanding certificate which immediately prior to the Effective Time represented shares of Company Common Stock shall be entitled to receive in exchange therefor, upon surrender thereof to American Stock Transfer & Trust Company (the "Exchange Agent"), a certificate or certificates representing the number of whole shares of FPA Common Stock to which such holder is entitled pursuant to Section 3.1. Notwithstanding any other provision of the Agreement, (i) until holders or transferees of certificates theretofore representing shares of Company Common Stock have surrendered them for exchange as provided herein, no dividends shall be paid with respect to any shares represented by such certificates and no payment for fractional shares shall be made and (ii) without regard to when such certificates representing shares of Company Common Stock are surrendered for exchange as provided herein, no interest shall be paid on any dividends or any payment for fractional shares. Upon surrender of a certificate which immediately prior to the Effective Time represented shares of Company Common Stock, there shall be paid to the holder of such certificate the amount of any dividends which theretofore became payable, but which were not paid by reason of the foregoing, with respect to the number of whole shares of FPA Common Stock represented by the certificate or certificates issued upon such surrender.

     (b) If any certificate for shares of FPA Common Stock is to be issued in a name other than that in which the certificate for shares of Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any applicable transfer or other taxes required by reason of such issuance.

     (c) Promptly after the Effective Time, FPA shall make available to the Exchange Agent the certificates representing shares of FPA Common Stock required to effect the exchanges referred to in paragraph (a) above and cash for payment of any fractional shares referred to in Section 3.4.

     (d) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Company Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon actual delivery of the Company Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for certificates representing shares of FPA Common Stock. Upon surrender of Company Certificates for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall reasonably require, the holder of such Company Certificates shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of FPA Common Stock into which the shares of Company Common Stock theretofore represented by the Company Certificates so surrendered shall have been converted pursuant to the provisions of Section 3.1, and the Company Certificates so surrendered shall be cancelled. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Common Stock for any shares of FPA Common Stock or dividends or distributions thereon delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (e) Promptly following the date which is nine (9) months after the Effective Date, the Exchange Agent shall deliver to FPA all cash, certificates (including any FPA Common Stock) and other documents in its possession relating to the transactions described in the Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Company Certificate may surrender such Company Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the FPA Common Stock, without any interest thereon. Notwithstanding the foregoing, none of the Exchange Agent, FPA, the Company or the Surviving Corporation shall be liable to a holder of Company Common Stock for any FPA Common Stock delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

     (f) In the event any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed, the Surviving Corporation shall issue in exchange for such lost, stolen or destroyed Company Certificate the FPA Common Stock deliverable in respect thereof determined in accordance with Section 3.1. When authorizing such payment in exchange therefor, the board of directors of the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificate to give the Surviving Corporation such indemnity as it may reasonably direct as protection against any claim that may be made against the Surviving Corporation with respect to the Company Certificate alleged to have been lost, stolen or destroyed.

     SECTION 3.4. NO FRACTIONAL SECURITIES. Notwithstanding any other provision of the Agreement, no certificates or scrip for fractional shares of FPA Common Stock shall be issued in the Merger and no FPA Common Stock dividend, stock split or interest shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any other rights of a security holder. In lieu of any such fractional shares, each holder of Company Common Stock who would otherwise have been entitled to receive a fraction of a share of FPA Common Stock upon surrender of Company Certificates for exchange pursuant to Section 3.3 shall be entitled to receive from the Exchange Agent a cash payment equal to such fraction multiplied by the Exchange Ratio.

     SECTION 3.5. OPTIONS TO PURCHASE COMPANY STOCK. The obligations of FPA with respect to options to purchase Company Common Stock are set forth in
Section 7.9.

     SECTION 3.6. CLOSING. The closing (the "Closing") of the transactions contemplated by the Agreement shall take place at a location mutually agreeable to FPA and the Company on the second business day immediately following the date on which the last of the conditions set forth in Article VIII is fulfilled or waived, or at such other time and place as FPA and the Company shall agree (the date on which the Closing occurs is referred to in the Agreement as the "Closing Date"), but not later than December 31, 1996, time being of the essence.

     SECTION 3.7. CLOSING OF THE COMPANY'S TRANSFER BOOKS. At and after the Effective Time, holders of Company Certificates shall cease to have any rights as stockholders of the Company, except for the right to receive shares of FPA Common Stock pursuant to Section 3.3 and the right to receive cash for payment of fractional shares pursuant to Section 3.4. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock which were outstanding immediately prior to the Effective Time shall thereafter be made. If, after the Effective Time, subject to the terms and conditions of the Agreement, Company Certificates formerly representing Company Common Stock are presented to the Surviving Corporation, they shall be cancelled and exchanged for FPA Common Stock in accordance with this Article III.


                                 ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES
                           OF FPA AND ACQUISITION

     FPA and Acquisition each represent and warrant to the Company as follows:

     SECTION 4.1. ORGANIZATION AND QUALIFICATION. Each of FPA and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of FPA and Acquisition is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of FPA and its subsidiaries (as defined in Section 4.3), taken as a whole. True, accurate and complete copies of each of FPA's and Acquisition's Certificates of Incorporation and bylaws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been (or, in the case of Acquisition, will promptly be) delivered to the Company.

     SECTION 4.2. CAPITALIZATION.

     (a) The authorized capital stock of FPA consists of (i) 18,000,000 shares of FPA Common Stock, par value $.002, of which 11,314,008 shares were outstanding as of the date of the Agreement, and (ii) 2,000,000 shares of preferred stock, par value $.001 per share, of which no shares were issued and outstanding as of the date of the Agreement. All of the issued and outstanding shares of FPA Common Stock are validly issued and are fully paid, nonassessable and free of preemptive rights.

     (b) The authorized capital stock of Acquisition consists of 100 shares of Acquisition Common Stock, par value $.01, of which 100 shares are issued and outstanding, which shares are owned beneficially and of record by FPA.

     (c) Except as disclosed in the FPA SEC Reports (as defined in Section 4.5) or as set forth on Schedule 4.2(c) attached hereto, as of the date hereof, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating FPA or any subsidiary of FPA to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of FPA or obligating FPA or any subsidiary of FPA to grant, extend or enter into any such agreement or commitment. There are no voting trusts, proxies or other agreements or understandings to which FPA or any subsidiary of FPA is a party or by which FPA or any subsidiary of FPA is bound with respect to the voting of any shares of capital stock of FPA, other than FPA's obligations under Section 7.7(d). The shares of FPA Common Stock issued to stockholders of the Company in the Merger will be at the Effective Time duly authorized, validly issued, fully paid, nonassessable, and free of preemptive rights.

     SECTION 4.3. SUBSIDIARIES. Each direct and indirect corporate subsidiary of FPA is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each subsidiary of FPA is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not, when taken together with all such other failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of FPA and its subsidiaries, taken as a whole. All of the outstanding shares of capital stock of each corporate subsidiary of FPA are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and are owned directly or indirectly by FPA, free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever except as disclosed in the FPA SEC Reports or set forth on Schedule 4.3 attached hereto. There are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of any corporate subsidiary of FPA, including any right of conversion or exchange under any outstanding security, instrument or agreement. As used in the Agreement, the term "subsidiary" shall mean, when used with reference to any person or entity, any corporation, partnership, joint venture or other entity which such person or entity, directly or indirectly, controls or of which such person or entity (either acting alone or together with its other subsidiaries) owns, directly or indirectly, 50% or more of the stock or other voting interests, the holders of which are entitled to vote for the election of a majority of the board of directors or any similar governing body of such corporation, partnership, joint venture or other entity.

     SECTION 4.4. AUTHORITY; NON-CONTRAVENTION; APPROVALS.

     (a) FPA and Acquisition each have full corporate power and authority to enter into the Agreement and, subject to the FPA Stockholders' Approval (as defined in Section 7.3(b)) and the FPA Required Statutory Approvals (as defined in Section 4.4(c)), to consummate the transactions contemplated hereby. The Agreement has been approved by the boards of directors of FPA and Acquisition, and no other corporate proceedings on the part of FPA or Acquisition are necessary to authorize the execution and delivery of the Agreement or, except for the FPA Stockholders' Approval, the consummation by FPA and Acquisition of the transactions contemplated hereby. The Agreement has been duly executed and delivered by each of FPA and Acquisition, and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and legally binding agreement of each of FPA and Acquisition enforceable against each of them in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles, and except that the availability of equitable remedies, including specific performance and injunctive relief, is subject to the discretion of the court before which any proceedings may be brought. Without limitation of the foregoing, each of the covenants and obligations of FPA set forth in Sections 6.2, 6.5, 7.3(b), 7.6, 7.7, 7.8 and 7.10 is valid, legally binding and enforceable notwithstanding the absence of the FPA Stockholders' Approval.

     (b) Except as set forth on Schedule 4.4(b) attached hereto, the execution and delivery of the Agreement by each of FPA and Acquisition do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of FPA or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or bylaws of FPA or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to FPA or any of its subsidiaries or any of their respective properties or assets or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which FPA or any of its subsidiaries is now a party or by which FPA or any of its subsidiaries or any of their respective properties or assets may be bound or affected. The consummation by FPA and Acquisition of the transactions contemplated hereby will not result in any violation, conflict, breach, termination, acceleration or creation of liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence, subject (x) in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (prior to the Effective Time) the FPA Required Statutory Approvals (as defined in Section 4.4(c)) and the FPA Stockholders' Approval and (y) in the case of the terms, conditions or provisions described in clause (iii) above, to obtaining (prior to the Effective Time) consents required from commercial lenders, lessors or other third parties. Excluded from the foregoing sentences of this paragraph
(b), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this paragraph (b), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of FPA and its subsidiaries, taken as a whole.

     (c) Except for (i) the filings by FPA and the Company required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing of the Joint Proxy Statement/Prospectus (as defined in
Section 4.9) with the Securities and Exchange Commission (the "SEC") pursuant to the Securities

Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act of 1933, as amended (the "Securities Act"), and the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities, (iii) the making of the Merger Filings with the Secretaries of State of the States of Delaware and Florida in connection with the Merger and
(iv) any other required filings with or approvals from applicable federal and state governmental authorities (the filings and approvals referred to in clauses (i) through (iv) are collectively referred to as the "FPA Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of the Agreement by FPA or Acquisition or the consummation by FPA or Acquisition of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of FPA and its subsidiaries, taken as a whole.

     SECTION 4.5. REPORTS AND FINANCIAL STATEMENTS. Since October 20, 1994, FPA has filed with the SEC all material forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations thereunder, all of which, as amended if applicable, complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. FPA has previously delivered or made available to the Company a copy of its (a) Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1995, as filed with the SEC, (b) proxy and information statements relating to (i) all meetings of its stockholders (whether annual or special) and (ii) actions by written consent in lieu of a stockholders' meeting from October 20, 1994, until the date hereof, (c) all other reports, including quarterly and current reports, or registration statements filed by FPA with the SEC and (d) all press releases issued since October 20, 1994 (the documents referred to in clauses
(a), (b), (c) and (d) are collectively referred to as the "FPA SEC Reports"). As of their respective dates, the FPA SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements of FPA included in such reports, including the notes and schedules thereto (collectively, the "FPA Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of FPA and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

     SECTION 4.6. ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in the FPA SEC Reports or with respect to acquisitions or potential transactions or commitments heretofore disclosed to the Company in writing or as set forth on Schedule 4.6 attached hereto, neither FPA nor any of its subsidiaries had at December 31, 1995, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except: (a) liabilities, obligations or contingencies (i) which are accrued or reserved against in the FPA Financial Statements or reflected in the notes thereto or (ii) which were incurred after December 31, 1995 and were incurred in the ordinary course of business and consistent with past practices; (b) liabilities, obligations or contingencies which (i) would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of FPA and its subsidiaries, taken as a whole, or (ii) have been discharged or paid in full prior to the date hereof; and (c) liabilities and obligations which are of a nature not required to be reflected in the consolidated financial statements of FPA and its subsidiaries prepared in accordance with generally accepted accounting principles consistently applied and which were incurred in the normal course of business.

     SECTION 4.7. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the most recent FPA SEC Report, there has not been any material adverse change in the business, operations, properties, assets, liabilities, condition (financial or other) or results of operations of FPA and its subsidiaries, taken as a whole, other than the proposed acquisition by FPA of certain securities from Physician Corporation of America as previously disclosed to the Company.

     SECTION 4.8. LITIGATION. Except as disclosed in the FPA SEC Reports, there are no claims, suits, actions or proceedings pending or, to the knowledge of FPA, threatened against, relating to or affecting FPA or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seek to restrain or enjoin the consummation of the Merger or which, either alone or in the aggregate with all such claims, actions or proceedings, would materially and adversely affect the business, operations, properties, assets, condition (financial or other) or results of operations of FPA and its subsidiaries, taken as a whole.
Except as set forth in the FPA SEC Reports, neither FPA nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have any material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of FPA and its subsidiaries, taken as a whole.

     SECTION 4.9. REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information to be supplied by FPA or its subsidiaries for inclusion in (a) the Registration Statement on Form S-4 to be filed under the Securities Act with the SEC by FPA in connection with the Merger for the purpose of registering the shares of FPA Common Stock to be issued in the Merger (the "Registration Statement") or (b) the proxy statement to be distributed in connection with the Company's and FPA's meetings of their respective stockholders to vote upon the Agreement and the transactions contemplated hereby (the "Proxy Statement" and, together with the prospectus included in the Registration Statement, the "Joint Proxy Statement/Prospectus") will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meetings of stockholders of the Company and FPA to be held in connection with the transactions contemplated by the Agreement, or, in the case of the Registration Statement, as amended or supplemented, at the time it becomes effective and at the time of such meetings of the stockholders of the Company and FPA, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus, as of its effective date, will comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by FPA or Acquisition with respect to information supplied by the Company for inclusion therein.

     SECTION 4.10. NO VIOLATION OF LAW. Except as disclosed in the FPA SEC Reports, neither FPA nor any of its subsidiaries is in violation of, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance, or judgment (including, without limitation, any applicable Environmental Law, as defined in Section 4.15(b)) of any governmental or regulatory body or authority, except for violations which, in the aggregate, would not have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of FPA and its subsidiaries, taken as a whole. Except as disclosed in the FPA SEC Reports, as of the date of the Agreement, to the knowledge of FPA, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, would not have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of FPA and its subsidiaries, taken as a whole. FPA and its subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted (collectively, the "FPA Permits"), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of FPA and its subsidiaries, taken as a whole. FPA and its subsidiaries are not in violation of the terms of any FPA Permit, except for delays in filing reports or violations which, alone or in the aggregate, would not have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of FPA and its subsidiaries, taken as a whole.

     SECTION 4.11. COMPLIANCE. Except as disclosed in the FPA SEC Reports or on Schedule 4.11 attached hereto, FPA and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, would result in a default under (a) the respective charters, bylaws or other similar organizational instruments of FPA or any of its subsidiaries or (b) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which FPA or any of its subsidiaries is a party or by which any of them is bound or to which any of their property is subject, which breaches, violations and defaults, in the case of clause (b) of this Section 4.11, would have, in the aggregate, a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of FPA and its subsidiaries, taken as a whole.

     SECTION 4.12. TAXES.

     (a) FPA and its subsidiaries have (i) duly filed (or timely requested and received an extension to file) with the appropriate governmental authorities all Tax Returns (as defined in Section 4.12(c)) required to be filed by them for all periods ending on or prior to the Effective Time, other than those Tax Returns the failure of which to file would not have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of FPA and its subsidiaries, taken as a whole, and such Tax Returns are true, correct and complete in all material respects and
(ii) duly paid in full or made adequate provision for the payment of all Taxes (as defined in Section 4.12(b)) for all periods ending at or prior to the Effective Time. The liabilities and reserves for Taxes reflected in the FPA balance sheet included in the latest FPA SEC Report are adequate to cover all Taxes for all periods ending at or prior to the Effective Time and there are no material liens for Taxes upon any property or assets of FPA or any subsidiary thereof, except for liens for Taxes not yet due. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the Internal Revenue Service (the "IRS") or any other governmental taxing authority with respect to Taxes of FPA or any of its subsidiaries which, if decided adversely, singly or in the aggregate, would have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of FPA and its subsidiaries, taken as a whole. Neither FPA nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes with any entity that is not, directly or indirectly, a wholly-owned corporate subsidiary of FPA other than agreements the consequences of which are adequately reserved for in the FPA Financial Statements. Neither FPA nor any of its corporate subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code.

     (b) For purposes of the Agreement, the term "Taxes" shall mean all taxes, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, windfall profits, severance, customs, import, export, employment or similar taxes, charges, fees, levies or other assessments imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis, and such term shall include any interest, fines, penalties or additional amounts and any interest in respect of any additions, fines or penalties attributable or imposed or with respect to any such taxes, charges, fees, levies or other assessments.

     (c) For purposes of the Agreement, the term "Tax Return" shall mean any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

     SECTION 4.13. EMPLOYEE BENEFIT PLANS; ERISA. (a) Except as set forth in the FPA SEC Reports or on Schedule 4.13(a) attached hereto, at the date hereof, FPA and its subsidiaries do not maintain or contribute to any material employee benefit plans, programs, arrangements or practices (such plans, programs, arrangements or practices of FPA and its subsidiaries being referred to as the "FPA Plans"), including employee benefit plans within the meaning set forth in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other similar material arrangements for the provision of benefits (excluding any "Multi-employer Plan" within the meaning of Section 3(37) of ERISA or a "Multiple Employer Plan" within the meaning of Section 413(c) of the
Code). Neither FPA nor its subsidiaries has any obligation to create any additional such plan or to amend any such plan so as to increase benefits thereunder, except as required under the terms of the FPA Plans, under existing collective bargaining agreements or to comply with applicable law.

     (b) Except as disclosed in the FPA SEC Reports or on Schedule 4.13(b) attached hereto, (i) there have been no prohibited transactions within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code with respect to any of the FPA Plans that would result in penalties, taxes or liabilities which, singly or in the aggregate, would have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of FPA and its subsidiaries, taken as a whole, (ii) except for premiums due, there is no outstanding material liability, whether measured alone or in the aggregate, under Title IV of ERISA with respect to any of the FPA Plans, (iii) neither the Pension Benefit Guaranty Corporation nor any plan administrator has instituted proceedings to terminate any of the FPA Plans subject to Title IV of ERISA other than in a "standard termination" described in Section 4041(b) of ERISA, (iv) none of the FPA Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the FPA Plans ended prior to the date of the Agreement, (v) the current present value of all projected benefit obligations under each of the FPA Plans which is subject to Title IV of ERISA did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such benefit liabilities by more than the amount, if any, disclosed in the FPA SEC Reports as of December 31, 1995, based upon reasonable actuarial assumptions currently utilized for such FPA Plan, (vi) each of the FPA Plans has been operated and administered in all material respects in accordance with applicable laws during the period of time covered by the applicable statute of limitations, (vii) each of the FPA Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified and such determination has not been modified, revoked or limited by failure to satisfy any condition thereof or by a subsequent amendment thereto or a failure to amend, except that it may be necessary to make additional amendments retroactively to maintain the "qualified" status of such FPA Plans, and the period for making any such necessary retroactive amendments has not expired, (viii) with respect to Multi-employer Plans, neither FPA nor any of its subsidiaries has made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203, 4204 and 4205 of ERISA and, to the knowledge of FPA and its subsidiaries, no event has occurred or is expected to occur which presents a material risk of a complete withdrawal or partial withdrawal under said Sections 4203, 4204 and 4205, (ix) to the knowledge of FPA and its subsidiaries, there are no material pending, threatened or anticipated claims involving any of the FPA Plans other than claims for benefits in the ordinary course, and (x) FPA and its subsidiaries have no current material liability, whether measured alone or in the aggregate, for plan termination or complete withdrawal or partial withdrawal under Title IV of ERISA based on any plan to which any entity that would be deemed one employer with FPA and its subsidiaries under Section 4001 of ERISA or Section 414 of the Code contributed during the period of time covered by the applicable statute of limitations (a "FPA Controlled Group Plan"), and FPA and its subsidiaries do not reasonably anticipate that any such liability will be asserted against FPA or any of its subsidiaries. None of the FPA Controlled Group Plans has an "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code).

     SECTION 4.14. LABOR CONTROVERSIES. (a) There are no significant controversies pending or, to the knowledge of FPA, threatened between FPA or its subsidiaries and any representatives of any of their employees, (b) to the knowledge of FPA, there are no material organizational efforts presently being made involving any of the presently unorganized employees of FPA and its subsidiaries, (c) FPA and its subsidiaries have, to the knowledge of FPA, complied in all material respects with all laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, and the payment of social security and similar taxes, and (d) no person has, to the knowledge of FPA, asserted that FPA or any of its subsidiaries is liable in any amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing, except for such controversies, organizational efforts, non-compliance and liabilities which, singly or in the aggregate, would not materially and adversely affect the business, operations, properties, assets, condition (financial or other) or results of operations of FPA and its subsidiaries, taken as a whole.

     SECTION 4.15. ENVIRONMENTAL MATTERS. (a) (i) FPA and its subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws, including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (ii) none of the properties owned by FPA or any of its subsidiaries contain any Hazardous Substance (as defined in Section 4.15(c)) as a result of any activity of FPA or any of its subsidiaries in amounts exceeding the levels permitted by applicable Environmental Laws, (iii) neither FPA nor any of its subsidiaries has received any notices, demand letters or requests for information from any federal, state, local or foreign governmental entity or third party indicating that FPA or any of its subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of their businesses, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or threatened against FPA or any of its subsidiaries relating to any violation, or alleged violation, of any Environmental Law, (v) no reports have been filed, or are required to be filed, by FPA or any of its subsidiaries concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law, (vi) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any properties owned by FPA or any of its subsidiaries as a result of any activity of FPA or any of its subsidiaries during the time such properties were owned, leased or operated by FPA or any of its subsidiaries, (vii) there have been no environmental investigations, studies, audits, tests, reviews or other analyses regarding compliance or noncompliance with any applicable Environmental Law conducted by or which are in the possession of FPA or its subsidiaries relating to the activities of FPA or its subsidiaries which have not been delivered to the Company prior to the date hereof, (viii) there are no underground storage tanks on, in or under any properties owned by FPA and any of its subsidiaries and no underground storage tanks have been closed or removed from any of such properties during the time such properties were owned, leased or operated by FPA or any of its subsidiaries, (ix) there is no asbestos or asbestos containing material present in any of the properties owned by FPA and its subsidiaries, and no asbestos has been removed from any of such properties during the time such properties were owned, leased or operated by FPA or any of its subsidiaries, and (x) neither FPA, its subsidiaries nor any of their respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, except for violations of the foregoing clauses (i) through (x) that, singly or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of FPA and its subsidiaries considered as one enterprise.

     (b) As used herein, "Environmental Law" means any Federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to
(x) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as in effect on the Closing Date. The term Environmental Law includes, without limitation, (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund

Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, each as amended and as in effect on the Closing Date, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

     (c) As used herein, "Hazardous Substance" means any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any government authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

     SECTION 4.16. TITLE TO ASSETS. Except as set forth on Schedule 4.16 attached hereto, FPA and each of its subsidiaries has good and marketable title in fee simple to all its real property and good title to all its leasehold interests and other properties as reflected in the most recent balance sheet included in the FPA Financial Statements, except for such properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) the lien for current taxes, payments of which are not yet delinquent, (ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair FPA's business operations (in the manner presently carried on by FPA), or (iii) as disclosed in the FPA SEC Reports, and except for such matters which, singly or in the aggregate, would not materially and adversely affect the business, operations, properties, assets, condition (financial or other) or results of operations of FPA and its subsidiaries, taken as a whole. All leases under which FPA leases any real or personal property have been made available to the Company and are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default other than defaults under such leases which in the aggregate would not materially and adversely affect FPA and its subsidiaries, taken as a whole.

     SECTION 4.17. FPA STOCKHOLDERS' APPROVAL. The affirmative vote of stockholders of FPA required for approval and adoption of the Agreement and the Merger is a majority of the outstanding shares of FPA Common Stock.

     SECTION 4.18. POOLING AND TAX-FREE REORGANIZATION MATTERS. To the knowledge of FPA and based upon consultation with its independent accountants, neither FPA nor Acquisition nor any of their affiliates has taken or agreed to take any action that would interfere with the ability of FPA to (i) account for the business combination to be effected by the Merger as a pooling of interests under APB No. 16 for accounting and financial statement purposes or (ii) treat the Merger as a tax-free reorganization pursuant to Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

     SECTION 4.19. INSURANCE. FPA maintains insurance with financially responsible insurance companies (i) in amounts customary in its industry to insure it against risks and losses associated with the operation of its business and its properties and (ii) to insure its directors and officers against certain losses. Copies of such policies have been made available to the Company.

     SECTION 4.20. BROKERS. FPA and Acquisition represent and warrant that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by the Agreement based upon arrangements made by or on behalf of FPA or Acquisition (except for fees payable to the investment banking firm named in Section 8.3(g)).

                                  ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to FPA and Acquisition as follows:

     SECTION 5.1. ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. The Company is qualified to do business and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole. True, accurate and complete copies of the Company's Articles of Incorporation and bylaws, in each case as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to FPA.

     SECTION 5.2. CAPITALIZATION.

     (a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock, par value $.0001 per share, and 100,000,000 shares of preferred stock, par value $.0001 per share. As of the date of the Agreement, 7,964,977 shares of Company Common Stock and no shares of preferred stock were issued and outstanding. All of such issued and outstanding shares are validly issued and are fully paid, nonassessable and free of preemptive rights. No subsidiary of the Company holds any shares of the capital stock of the Company.

     (b) Except as set forth on Schedule 5.2(b)(1) attached hereto, as of the date hereof there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating the Company or any subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Company or obligating the Company or any subsidiary of the Company to grant, extend or enter into any such agreement or commitment. Except as set forth on Schedule 5.2(b)(2) and other than the Company's obligations under Section 7.7(c), there are no voting trusts, proxies or other agreements or understandings to which the Company or any subsidiary of the Company is a party or by which the Company or any subsidiary of the Company is bound with respect to the voting of any shares of capital stock of the Company.

     SECTION 5.3. SUBSIDIARIES. Each direct and indirect corporate subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each subsidiary of the Company is qualified to do business, and is in good standing, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not, when taken together with all such other failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole. All of the outstanding shares of capital stock of each corporate subsidiary of the Company are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by the Company, free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever except as set forth on Schedule 5.3 attached hereto. There are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of any corporate subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement.


     SECTION 5.4. AUTHORITY; NON-CONTRAVENTION; APPROVALS.

     (a) The Company has full corporate power and authority to enter into the Agreement and, subject to the Company Stockholders' Approval (as defined in Section 7.3(a)) and the Company Required Statutory Approvals (as defined in
Section 5.4(c)), to consummate the transactions contemplated hereby. The Agreement has been approved by the board of directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of the Agreement or, except for the Company Stockholders' Approval, the consummation by the Company of the transactions contemplated hereby. The Agreement has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by FPA and Acquisition, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and
(ii) general equitable principles, and except that the availability of equitable remedies, including specific performance and injunctive relief, is subject to the discretion of the court before which any proceedings may be brought. Without limitation of the foregoing, each of the covenants and obligations of the Company set forth in Sections 6.1, 6.5, 6.6, 7.3(a), 7.6, 7.7, 7.8 and 7.10 is valid, legally binding and enforceable notwithstanding the absence of the Company Stockholders' Approval.

     (b) Except as set forth on Schedule 5.4(b) attached hereto, the execution and delivery of the Agreement by the Company do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or bylaws of the Company or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or any of its subsidiaries or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company or any of its subsidiaries is now a party or by which the Company or any of its subsidiaries or any of their respective properties or assets may be bound or affected. The consummation by the Company of the transactions contemplated hereby will not result in any violation, conflict, breach, termination, acceleration or creation of liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence, subject (x) in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (prior to the Effective
Time) the Company Required Statutory Approvals and the Company Stockholders' Approval and (y) in the case of the terms, conditions or provisions described in clause (iii) above, to obtaining (prior to the Effective Time) consents required from commercial lenders, lessors or other third parties. Set forth on
Schedule 5.4(b) attached hereto is a list of hospital contracts with respect to which the consent of any party other than the Company is required in order that consummation by the Company of the transactions contemplated hereby will not result in a breach or termination of the respective contracts. Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this paragraph (b), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole.

     (c) Except for (i) the filings by FPA and the Company required by the HSR Act, (ii) the filing of the Joint Proxy Statement/Prospectus with the SEC pursuant to the Exchange Act and the Securities Act and the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities, (iii) the making of the Merger Filings with the Secretaries of the States of Delaware and Florida in connection with the Merger and (iv) any other required filings with or approvals from applicable federal and state governmental authorities (the filings and approvals referred to in clauses (i) through (iv) are collectively referred to as the "Company Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of the Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole.

     SECTION 5.5. REPORTS AND FINANCIAL STATEMENTS. Since December 24, 1992, the Company has filed with the SEC all material forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations thereunder, all of which, as amended if applicable, complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder. The Company has previously delivered or made available to FPA a copy of its (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as filed with the SEC, (b) proxy and information statements relating to (i) all meetings of its stockholders (whether annual or special) and (ii) actions by written consent in lieu of a stockholders' meeting from December 24, 1992 until the date hereof, (c) all other reports, including quarterly and current reports, or registration statements filed by the Company with the SEC, and (d) all press releases issued since December 24, 1992 (the documents referred to in clauses
(a), (b), (c) and (d) are collectively referred to as the "Company SEC Reports"). As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements of the Company included in such reports, including the notes and schedules thereto (collectively, the "Company Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of the Company and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

     SECTION 5.6. ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in the Company SEC Reports or with respect to acquisitions or potential transactions or commitments heretofore disclosed to FPA in writing or on
Schedule 5.6 attached hereto, neither the Company nor any of its subsidiaries had at December 31, 1995, or has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except (a) liabilities, obligations or contingencies (i) which are accrued or reserved against in the Company Financial Statements or reflected in the notes thereto or (ii) which were incurred after December 31, 1995 and were incurred in the ordinary course of business and consistent with past practices, (b) liabilities, obligations or contingencies which (i) would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) have been discharged or paid in full prior to the date hereof, and (c) liabilities and obligations which are of a nature not required to be reflected in the consolidated financial statements of the Company and its subsidiaries prepared in accordance with generally accepted accounting principles consistently applied and which were incurred in the normal course of business.

     SECTION 5.7. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the most recent Company SEC Report, there has not been any material adverse change in the business, operations, properties, assets, liabilities, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole.

     SECTION 5.8. LITIGATION. Except as disclosed to in the Company SEC Reports, there are no claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company or any of its subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seek to restrain the consummation of the Merger or which, either alone or in the aggregate with all such claims, actions or proceedings, would materially and adversely affect the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole. Except as referred to in the Company SEC Reports, neither the Company nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby or would have any material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole.

     SECTION 5.9. REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information to be supplied by the Company or its subsidiaries for inclusion in
(a) the Registration Statement or (b) the Proxy Statement will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meetings of stockholders of the Company and FPA to be held in connection with the transactions contemplated by the Agreement or, in the case of the Registration Statement, as amended or supplemented, at the time it becomes effective and at the time of such meetings of the stockholders of the Company and FPA, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus, as of its effective date, will comply as to form in all material respects with all applicable laws, including the provisions of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Company with respect to information supplied by FPA or Acquisition for inclusion therein.

     SECTION 5.10. NO VIOLATION OF LAW. Except as disclosed in the Company SEC Reports or on Schedule 5.10 attached hereto, neither the Company nor any of its subsidiaries is in violation of or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, would not have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole. Except as disclosed in the Company SEC Reports, as of the date of the Agreement, to the knowledge of the Company, no investigation or review by any governmental or regulatory body or authority is pending or threatened, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, would not have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole. The Company and its subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted (collectively, the "Company Permits"), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole. The Company and its subsidiaries are not in violation of the terms of any Company Permit, except for delays in filing reports or violations which, alone or in the aggregate, would not have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole.

     SECTION 5.11. COMPLIANCE. Except as disclosed in the Company SEC Reports or on Schedule 5.11 attached hereto, the Company and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with lapse of time or action by a third party, would result in a default under, (a) the respective charters, bylaws or similar organizational instruments of the Company or any of its subsidiaries or (b) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of their property is subject, which breaches, violations and defaults, in the case of clause (b) of this
Section 5.11, would have, in the aggregate, a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole.

     SECTION 5.12. TAXES. The Company and its subsidiaries have (i) duly filed (or timely requested and received an extension to file) with the appropriate governmental authorities all Tax Returns required to be filed by them for all periods ending on or prior to the Effective Time, other than those Tax Returns the failure of which to file would not have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, and such Tax Returns are true, correct and complete in all material respects, and (ii) duly paid in full or made adequate provision for the payment of all Taxes for all periods ending at or prior to the Effective Time. The liabilities and reserves for Taxes reflected in the Company balance sheet included in the latest Company SEC Report are adequate to cover all Taxes for all periods ending at or prior to the Effective Time and there are no material liens for Taxes upon any property or assets of the Company or any subsidiary thereof, except for liens for Taxes not yet due. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the IRS or any other governmental taxing authority with respect to Taxes of the Company or any of its subsidiaries which, if decided adversely, singly or in the aggregate, would have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes with any entity that is not, directly or indirectly, a wholly-owned corporate subsidiary of Company other than agreements the consequences of which are adequately reserved for in the Company Financial Statements. Neither the Company nor any of its corporate subsidiaries has, with regard to any assets or property held, acquired or to be acquired by any of them, filed a consent to the application of Section 341(f) of the Code.

     SECTION 5.13. EMPLOYEE BENEFIT PLANS; ERISA.

     (a) Except as set forth in the Company SEC Reports or on Schedule 5.13(a) attached hereto, at the date hereof, the Company and its subsidiaries do not maintain or contribute to any material employee benefit plans, programs, arrangements and practices (such plans, programs, arrangements and practices of the Company and its subsidiaries being referred to as the "Company Plans"), including employee benefit plans within the meaning set forth in Section 3(3) of ERISA, or other similar material arrangements for the provision of benefits (excluding any "Multi-employer Plan" within the meaning of Section 3(37) of ERISA or a "Multiple Employer Plan" within the meaning of Section 413(c) of the
Code). Neither the Company nor its subsidiaries has any obligation to create any additional such plan or to amend any such plan so as to increase benefits thereunder, except as required under the terms of the Company Plans, under existing collective bargaining agreements or to comply with applicable law.

     (b) Except as disclosed in the Company SEC Reports or on Schedule 5.13(b) attached hereto, (i) there have been no prohibited transactions within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code with respect to any of the Company Plans that would result in penalties, taxes or liabilities which, singly or in the aggregate, would have a material adverse effect on the business, operations, properties, assets, condition (financial or other) results of operations of the Company and its subsidiaries, taken as a whole, (ii) except for premiums due, there is no outstanding material liability, whether measured alone or in the aggregate, under Title IV of ERISA with respect to any of the Company Plans, (iii) neither the Pension Benefit Guaranty Corporation nor any plan administrator has instituted proceedings to terminate any of the Company Plans subject to Title IV of ERISA other than in a "standard termination" described in Section 4041(b) of ERISA, (iv) none of the Company Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Company Plans ended prior to the date of the Agreement, (v) the current present value of all projected benefit obligations under each of the Company Plans which is subject to Title IV of ERISA did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such benefit liabilities by more than the amount, if any, disclosed in the Company SEC Reports as of December 31, 1995, based upon reasonable actuarial assumptions currently utilized for such Company Plan, (vi) each of the Company Plans has been operated and administered in all material respects in accordance with applicable laws during the period of time covered by the applicable statute of limitations, (vii) each of the Company Plans which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified and such determination has not been modified, revoked or limited by failure to satisfy any condition thereof or by a subsequent amendment thereto or a failure to amend, except that it may be necessary to make additional amendments retroactively to maintain the "qualified" status of such Company Plans, and the period for making any such necessary retroactive amendments has not expired, (viii) with respect to Multi-employer Plans, neither the Company nor any of its subsidiaries has, made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203, 4204 and 4205 of ERISA and, to the knowledge of the Company and its subsidiaries, no event has occurred or is expected to occur which presents a material risk of a complete or partial withdrawal under said Sections 4203, 4204 and 4205, (ix) to the knowledge of the Company and its subsidiaries, there are no material pending, threatened or anticipated claims involving any of the Company Plans other than claims for benefits in the ordinary course, and (x) the Company and its subsidiaries have no current material liability, whether measured alone or in the aggregate, for plan termination or complete withdrawal or partial withdrawal under Title IV of ERISA based on any plan to which any entity that would be deemed one employer with the Company and its subsidiaries under Section 4001 of ERISA or Section 414 of the Code contributed during the period of time covered by the applicable statute of limitations (a "Company Controlled Group Plan"), and the Company and its subsidiaries do not reasonably anticipate that any such liability will be asserted against the Company or any of its subsidiaries. None of the Company Controlled Group Plans has an "accumulated funding deficiency" (as defined in Section 302 of ERISA and 412 of the Code).

     SECTION 5.14. LABOR CONTROVERSIES. Except as set forth in the Company SEC Reports, (a) there are no significant controversies pending or, to the knowledge of the Company, threatened between the Company or its subsidiaries and any representatives of any of their employees, (b) to the knowledge of the Company, there are no material organizational efforts presently being made involving any of the presently unorganized employees of the Company or its subsidiaries, (c) the Company and its subsidiaries have, to the knowledge of the Company, complied in all material respects with all laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, and the payment of social security and similar taxes, and (d) no person has, to the knowledge of the Company, asserted that the Company or any of its subsidiaries is liable in any amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing, except for such controversies, organizational efforts, non-compliance and liabilities which, singly or in the aggregate, would not materially and adversely affect the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole.

     SECTION 5.15. ENVIRONMENTAL MATTERS. Except as set forth in the Company SEC Reports, (i) the Company and its subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws, including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (ii) none of the properties owned by the Company or any of its subsidiaries contain any Hazardous Substance as a result of any activity of the Company or any of its subsidiaries in amounts exceeding the levels permitted by applicable Environmental Laws, (iii) neither the Company nor any of its subsidiaries has received any notices, demand letters or requests for information from any federal, state, local or foreign governmental entity or third party indicating that the Company or any of its subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of their businesses, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings pending or threatened against the Company or any of its subsidiaries relating to any violation, or alleged violation, of any Environmental Law, (v) no reports have been filed, or are required to be filed, by the Company or any of its subsidiaries concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law, (vi) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any properties owned by the Company or any of its subsidiaries as a result of any activity of the Company or any of its subsidiaries during the time such properties were owned, leased or operated by the Company or any of its subsidiaries, (vii) there have been no environmental investigations, studies, audits, tests, reviews or other analyses regarding compliance or noncompliance with any applicable Environmental Law conducted by or which are in the possession of the Company or its subsidiaries relating to the activities of the Company or its subsidiaries which have not been delivered to FPA prior to the date hereof, (viii) there are no underground storage tanks on, in or under any properties owned by the Company or any of its subsidiaries and no underground storage tanks have been closed or removed from any of such properties during the time such properties were owned, leased or operated by the Company or any of its subsidiaries, (ix) there is no asbestos or asbestos containing material present in any of the properties owned by the Company and its subsidiaries, and no asbestos has been removed from any of such properties during the time such properties were owned, leased or operated by the Company or any of its subsidiaries, and (x) neither the Company, its subsidiaries nor any of their respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, except for violations of the foregoing clauses (i) through (x) that, singly or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries considered as one enterprise.

     SECTION 5.16. TITLE TO ASSETS. Except as set forth on Schedule 5.16 attached hereto, the Company and each of its subsidiaries has good and marketable title in fee simple to all its real property and good title to all its leasehold interests and other properties, as reflected in the most recent balance sheet included in the Company Financial Statements, except for properties and assets that have been disposed of in the ordinary course of business since the date of such balance sheet, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (i) the lien for current taxes, payments of which are not yet delinquent, (ii) such imperfections in title and easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair the Company's business operations (in the manner presently carried on by the Company) or (iii) as disclosed in the Company SEC Reports, and except for such matters which, singly or in the aggregate, would not materially and adversely affect the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole. All leases under which the Company leases any substantial amount of real or personal property have been made available to FPA and are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default other than defaults under such leases which in the aggregate would not materially and adversely affect the condition of the Company and its subsidiaries, taken as a whole.

     SECTION 5.17. COMPANY STOCKHOLDERS' APPROVAL. The affirmative vote of stockholders of the Company required for approval and adoption of the Agreement and the Merger is a majority of the outstanding shares of Company Common Stock.

     SECTION 5.18. POOLING AND TAX-FREE REORGANIZATION MATTERS. To the knowledge of the Company and based upon consultation with its independent accountants, neither the Company nor any of its affiliates has taken or agreed to take any action that would interfere with the ability of FPA to (i) account for the business combination to be effected by the Merger as a pooling of interests, (ii) continue to account for as a pooling of interests any past business combination transaction currently accounted for as a pooling of interests under APB No. 16 for accounting and financial statement purposes or
(iii) treat the Merger as a tax-free reorganization pursuant to Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

     SECTION 5.19. INSURANCE. The Company maintains insurance with financially responsible insurance companies (i) in amounts customary in its industry to insure it against risks and losses associated with the operation of its business and its properties and (ii) to insure its directors and officers against certain losses. Copies of such policies have been made available to FPA.

     SECTION 5.20. BROKERS. The Company represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by the Agreement based upon arrangements made by or on behalf of the Company (except for fees payable to the investment banking firm named in Section 8.2(g)).

     SECTION 5.21. STATUTORY ANTITAKEOVER PROVISIONS. The Company's Articles of Incorporation provide that it is exempt from Sections 607.0901 and 607.0902 of the Florida Statutes.


                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 6.1. CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER. Except as otherwise contemplated by the Agreement, after the date hereof and prior to the Closing Date or earlier termination of the Agreement, unless FPA shall otherwise agree in writing, the Company shall, and shall cause its subsidiaries, to:

     (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

     (b) not (i) amend or propose to amend their respective charters or bylaws,
(ii) split, combine or reclassify their outstanding capital stock or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions by a wholly-owned subsidiary of the Company;

     (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except that the Company (i) may grant options to the extent required to be granted automatically under the Company's Plans or pursuant to employment agreements and (ii) may issue shares (A) upon conversion of convertible securities and exercise of options outstanding on the date hereof, or options granted pursuant to subsection (c)(i) of this Section 6.1, (B) in connection with the potential acquisitions described on Schedule 6.1 attached hereto and
(C) in connection with transactions disclosed on other Schedules attached hereto;

     (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money other than (A) borrowings in the ordinary course of business or (B) borrowings to refinance existing indebtedness, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock,
(iii) take any action which would jeopardize the treatment of the Merger as a pooling of interests under APB No. 16, (iv) take or fail to take any action which action or failure would cause the Company or its stockholders (except to the extent that any stockholders receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger, (v) make any acquisition of any assets or businesses other than expenditures for fixed or capital assets in the ordinary course of business and as described on Schedule 6.1 attached hereto, (vi) sell, pledge, dispose of or encumber any assets or businesses other than sales in the ordinary course of business or (vii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

     (e) use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by the Agreement;

     (f) confer on a regular and frequent basis with one or more representatives of FPA to report operational matters of materiality and the general status of ongoing operations;

     (g) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees, except as required by Section 7.12 hereof and in the ordinary course and consistent with past practice;

     (h) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required by Section 7.12 or to comply with changes in applicable law;

     (i) maintain with financially responsible insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice; and

     (j) take all such reasonable action as may be required to maintain its directors' and officers' liability insurance coverage.

     SECTION 6.2. CONDUCT OF BUSINESS BY FPA AND ACQUISITION PENDING THE MERGER. Except as otherwise contemplated by the Agreement, after the date hereof and prior to the Closing Date or earlier termination of the Agreement, unless the Company shall otherwise agree in writing, FPA and Acquisition shall, and shall cause their subsidiaries, to:

     (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

     (b) not (i) amend or propose to amend their respective charters or bylaws except as set forth in FPA's Proxy Statement dated April 19, 1996, and as may be amended from time to time, (ii) split, combine or reclassify (whether by stock dividend or otherwise) their outstanding capital stock, or (iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions by a wholly-owned subsidiary of FPA;

     (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of, any shares of FPA Common Stock, or any options, warrants or rights of any kind to acquire any shares of their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except that FPA (A) may issue shares (i) upon conversion of convertible securities and exercise of options outstanding on the date hereof (ii) in connection with the potential acquisitions described on Schedule 6.2 attached hereto and (iii) in connection with the possible issuance and sale of certain notes as described on Schedule 6.2 attached hereto (the "Notes") and (B) may issue rights or warrants to purchase shares of its common or preferred stock in accordance with a proposed shareholder rights plan;

     (d) not (i) incur or become contingently liable with respect to any indebtedness for borrowed money, other than (A) borrowings in the ordinary course of business or (B) borrowings to refinance existing indebtedness, including the possible issuance of the Notes, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock, (iii) take any action which would jeopardize the treatment of the Merger as a pooling of interests under APB No. 16, (iv) take or fail to take any action which action or failure to take action would cause the Company or its stockholders (except to the extent that any stockholders receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger, (v) make any acquisition of any assets or businesses other than expenditures for fixed or capital assets in the ordinary course of business and as described on Schedule 6.2 attached hereto, (vi) sell, pledge, dispose of or encumber any assets or businesses other than sales in the ordinary course of business or (vii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

     (e) use all reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by the Agreement;

     (f) confer on a regular and frequent basis with one or more representatives of the Company to report operational matters of materiality and the general status of ongoing operations;

     (g) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees, except in the ordinary course and consistent with past practice;

     (h) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law;

     (i) maintain with financially responsible insurance companies insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are consistent with past practice; and

     (j) take all such reasonable action as may be required to maintain its directors' and officers' liability insurance coverage.

     SECTION 6.3. CONTROL OF THE COMPANY'S OPERATIONS. Nothing contained in the Agreement shall give to FPA, directly or indirectly, rights to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of the Agreement, complete control and supervision of its operations.

     SECTION 6.4. CONTROL OF FPA'S OPERATIONS. Nothing contained in the Agreement shall give to the Company, directly or indirectly, rights to control or direct FPA's or Acquisition's operations prior to the Effective Time. Prior to the Effective Time, FPA and Acquisition shall exercise, consistent with the terms and conditions of the Agreement, complete control and supervision of their respective operations.

     SECTION 6.5. ACQUISITION TRANSACTIONS.

     (a) Except as hereinafter provided, after the date hereof and prior to the Effective Time or earlier termination of the Agreement, neither FPA nor the Company shall, and neither shall permit any of its subsidiaries to, initiate, solicit, negotiate, encourage or provide non-public or confidential information to facilitate, and each shall use its best efforts to cause each of its subsidiaries and cause any officer, director or employee of it or its subsidiaries, or any attorney, accountant, investment banker, financial advisor or other agent retained by it or its subsidiaries, not to initiate, solicit, negotiate, encourage or provide non-public or confidential information to facilitate, any proposal or offer to acquire all or any substantial part of the business and properties of FPA or the Company or any capital stock of FPA or the Company, whether by merger, purchase of assets, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof (any such transactions being referred to herein as "Acquisition Transactions").

     (b) Notwithstanding the provisions of paragraph (a) above, either FPA or the Company (either a "Target" or a "non-Target," as the case may be for purposes of Section 6.5(b) and Section 6.5(c)) may, as a Target, in response to an unsolicited written proposal with respect to an Acquisition Transaction, (i) furnish confidential or non-public information concerning its business, properties or assets to a financially capable corporation, partnership, individual or other entity, group or other person (a "Potential Acquirer") if the non-Target shall have been given not less than one (1) business day advance written notice of the Target's intention to do so, or negotiate with such Potential Acquirer if the non-Target shall have been given not less than three
(3) business days' advance written notice of the Target's intention to do so, and (ii) if such proposed Acquisition Transaction constitutes a tender offer subject to Section 14(d) of the Exchange Act, the board of directors of Target may take and disclose to Target stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act.

     (c) In the event the Target shall receive any offer of the type referred to in Section 6.5(b) above, it shall immediately inform the non-Target that an offer has been received and shall immediately furnish to the non-Target the identity of the proponent of such offer, a copy of any information provided to such Potential Acquirer and, a description of the material terms of such offer, unless the board of directors of the Target concludes that such disclosure to the non-Target would be inconsistent with its fiduciary duties to its stockholders under applicable law.

     (d) The Company may enter into a definitive agreement for an Acquisition Transaction which meets the requirements set forth above with a Potential Acquirer with which it is permitted to negotiate pursuant to paragraph (b) above, but only if (i) the independent financial advisors of the Company shall have determined that such Acquisition Transaction would be more favorable to the Company's stockholders from a financial point of view than the Merger, (ii) the Company's board of directors shall have concluded, in good faith and after consultation with its legal counsel, that such action is necessary in order for the board of directors to act in a manner that is consistent with its fiduciary obligations under applicable law, (iii) at least three (3) business days prior to the execution of a definitive agreement with a Potential Acquirer, the Company shall have furnished FPA with a copy of such definitive agreement and
(iv) FPA shall have failed within such three-day period to offer to amend the terms of the Agreement in order that the Merger would yield a value to stockholders of the Company at least equal to the Acquisition Transaction.

     (e) Each party (i) acknowledges that a breach of any of its covenants contained in this Section 6.5 will result in irreparable harm to the other party which will not be compensable in money damages and (ii) agrees that such covenant shall be specifically enforceable and that specific performance and injunctive relief shall be a remedy properly available to the other party for a breach of such covenant.

     SECTION 6.6. EFFECT OF ACQUISITION TRANSACTION. If the Merger is not consummated as a result of the Company electing to enter into an Acquisition Transaction (including, but not limited to, an Acquisition Transaction permitted pursuant to this Article VI) with any party other than FPA or one of its subsidiaries or affiliates prior to December 31, 1996, the Company shall pay to FPA upon consummation of such Acquisition Transaction an amount equal to the value of three percent (3%) of the Aggregate Value paid to the Company or its stockholders in such Acquisition Transaction. "Aggregate Value" shall mean the total value paid for Company Common Stock plus the total indebtedness assumed by the acquiring party as a result of the Acquisition Transaction.


                                 ARTICLE VII

                            ADDITIONAL AGREEMENTS

     SECTION 7.1. ACCESS TO INFORMATION. (a) The Company and its subsidiaries shall afford to FPA and Acquisition and their respective accountants, counsel, financial advisors and other representatives (the "FPA Representatives") and FPA and its subsidiaries shall afford to the Company and its accountants, counsel, financial advisors and other representatives (the "Company Representatives") reasonable access during normal business hours throughout the period prior to the earlier of the termination of the Agreement or the Effective Time to all of their respective properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, shall furnish promptly to one another (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of federal or state securities laws or filed by any of them with the SEC in connection with the transactions contemplated by the Agreement or which may have a material effect on their respective businesses, properties or personnel and (ii) such other information concerning their respective businesses, properties and personnel as FPA, Acquisition or the Company, as the case may be, shall reasonably request; provided that no investigation pursuant to this Section 7.1 shall amend or modify any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger. FPA and its subsidiaries shall hold and shall use their reasonable best efforts to cause the FPA Representatives to hold, and the Company and its subsidiaries shall hold and shall use their reasonable best efforts to cause the Company Representatives to hold, in strict confidence all Confidential Information, as hereinafter defined, furnished to FPA, Acquisition or to the Company, as the case may be, in connection with the transactions contemplated by the Agreement, except that (i) FPA, Acquisition and the Company may disclose such information as may be necessary in connection with seeking FPA Required Statutory Approvals and FPA Stockholders' Approval, the Company Required Statutory Approvals and the Company Stockholders' Approval and (ii) each of FPA, Acquisition and the Company may disclose any information that it is required by law or judicial or administrative order to disclose. For purposes of this Section 7.1(a), "Confidential Information" regarding a party to the Agreement means (i) the existence of the discussions which are the subject of the Agreement and (ii) any information about the subject party; provided that it does not include information which the disclosing party can demonstrate (A) is generally available to or known by the public other than as a result of improper disclosure by the disclosing party or (B) obtained by the disclosing party from a source other than the subject party, provided that such source was not bound by a duty of confidentiality to the subject party or another party with respect to such information. The provisions of the Confidentiality/Standstill Agreement recently entered into (the "Confidentiality Agreement") between FPA and the Company shall survive the execution and delivery of the Agreement and, to the extent of any inconsistency between the provisions of the Confidentiality Agreement and this Section 7.1, the provisions of the Confidentiality Agreement shall govern the obligations of the parties.

     (b) In the event that the Agreement is terminated in accordance with its terms, each party shall promptly return to the other all non-public written material provided pursuant to this Section 7.1 or the

Confidentiality Agreement and shall not retain any copies, extracts or other reproductions in whole or in part of such written material. In such event, all documents, memoranda, notes and other writings prepared by FPA or the Company based on the information in such material shall be destroyed (and FPA and the Company shall use their respective reasonable best efforts to cause their advisors and representatives to similarly destroy their documents, memoranda and notes), and such destruction (and reasonable best efforts) shall be certified in writing by an authorized officer supervising such destruction.

     (c) The Company shall promptly advise FPA and FPA shall promptly advise the Company in writing of any change or the occurrence of any event after the date of the Agreement having, or which would have any material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries or FPA and its subsidiaries, as the case may be, taken as a whole.

     SECTION 7.2. REGISTRATION STATEMENT AND PROXY STATEMENT. FPA and the Company shall file with the SEC as soon as is reasonably practicable after the date hereof (but in no event prior to the consummation of the proposed acquisition by FPA of certain securities from Physician Corporation of America previously disclosed to the Company unless such acquisition is otherwise terminated) the Joint Proxy Statement/Prospectus and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. FPA shall also take any action required to be taken under applicable state blue sky, securities laws or rules or regulations of any national securities exchange or NASDAQ in connection with the issuance of FPA Common Stock pursuant hereto. FPA and the Company shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by any of them in connection with the preceding sentence.

     SECTION 7.3. STOCKHOLDERS' APPROVALS.

     (a) The Company shall, as promptly as practicable, submit the Agreement and the transactions contemplated hereby for the approval of its stockholders at a meeting of stockholders and, subject to the fiduciary duties of the board of directors of the Company under applicable law, shall use its reasonable best efforts to obtain stockholder approval and adoption (the "Company Stockholders' Approval") of the Agreement and the transactions contemplated hereby. Such meeting of stockholders shall be held as soon as practicable following the date upon which the Registration Statement becomes effective. Subject to the fiduciary duties of the board of directors of the Company under applicable law, the Company shall, through its board of directors, recommend to its stockholders approval of the transactions contemplated by the Agreement. Subject to the foregoing, the Company (i) acknowledges that a breach of its covenant contained in this Section 7.3(a) to convene a meeting of its stockholders and call for a vote thereat with respect to the approval of the Agreement and the Merger will result in irreparable harm to FPA which will not be compensable in money damages and (ii) agrees that such covenant shall be specifically enforceable and that specific performance and injunctive relief shall be a remedy properly available to FPA for a breach of such covenant.

     (b) FPA shall, as promptly as practicable, submit the Agreement and the transactions contemplated hereby for the approval of its stockholders at a meeting of stockholders and, subject to the fiduciary duties of the board of directors of FPA under applicable law, shall use its reasonable best efforts to obtain stockholder approval and adoption (the "FPA Stockholders' Approval") of the Agreement and the transactions contemplated hereby. Such meeting of stockholders shall be held as soon as practicable following the date on which the Registration Statement becomes effective. FPA shall, through its board of directors, but subject to the fiduciary duties of the members thereof, (i) recommend to its stockholders approval of the transactions contemplated by the Agreement and (ii) authorize and cause an officer of FPA to vote FPA's shares of Acquisition Common Stock for adoption and approval of the Agreement and the transactions contemplated hereby and shall take all additional actions as the sole stockholder of Acquisition necessary to adopt and approve the Agreement and the transactions contemplated hereby. Subject to the foregoing, FPA (i) acknowledges that a breach of its covenant contained in this Section 7.3(b) to




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


convene a meeting of its stockholders and call for a vote thereat with respect to the approval of the Agreement and the Merger will result in irreparable harm to the Company which will not be compensable in money damages and (ii) agrees that such covenant shall be specifically enforceable and that specific performance and injunctive relief shall be a remedy properly available to the Company for a breach of such covenant.

     SECTION 7.4. AFFILIATES OF THE COMPANY. On or prior to the date that is thirty (30) days prior to the Closing Date, the Company shall deliver to FPA a letter (the "APB No. 16 Affiliate Letter") identifying all persons who may be deemed affiliates of the Company for the purposes of APB No. 16, including, without limitation, all directors and executive officers of the Company as of the date of the APB No. 16 Affiliate Letter. On or prior to the date that is five (5) days prior to the Closing Date, (i) the Company shall deliver to FPA another letter (the "Rule 145 Letter") identifying all persons who may be affiliates of the Company, as defined under Rule 145 under the Securities Act ("Rule 145"), as of the date of the Rule 145 Letter, and (ii) the Company shall advise the persons identified in the Rule 145 Letter of the resale restrictions imposed by applicable securities laws. The Company shall use its best efforts to obtain as soon as practicable from each person listed on the APB No. 16 Affiliate Letter and from any person who may be deemed to have become an affiliate of the Company for the purposes of APB No. 16 after the Company's delivery of the APB No. 16 Affiliate Letter and prior to the Closing Date, an agreement not to sell shares of FPA Common Stock obtained in the Merger until c ombined results of operations of the Company and FPA covering at least thirty
(30) days of operations are made public.

     SECTION 7.5. EXCHANGE LISTING. FPA shall use its reasonable best efforts to effect, at or before the Effective Time, authorization for listing on the NASDAQ, upon official notice of issuance, of the shares of FPA Common Stock to be issued pursuant to the Merger.

     SECTION 7.6. EXPENSES AND FEES. All costs and expenses incurred in connection with the Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing the Joint Proxy Statement/Prospectus shall be shared equally by FPA and the Company. The fees required pursuant to Sections
6.6 and 9.2 hereof shall be paid in accordance with those provisions.

     SECTION 7.7. AGREEMENT TO COOPERATE.

     (a) Subject to the terms and conditions herein provided, each of the parties hereto shall use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Agreement, including using its best efforts to obtain all necessary or appropriate waivers, consents and approvals and SEC "no-action" letters to effect all necessary registrations, filings and submissions and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to FPA Stockholders' Approval and Company Stockholders' Approval.

     (b) Without limitation of the foregoing, each of FPA and the Company undertakes and agrees to (i) take all actions necessary to cause the Merger to
(a) qualify as a tax-free merger under Section 368(a)(1)(A), (a)(2)(D) or
(a)(2)(E) of the Code, and (b) be treated as a pooling of interests under APB No. 16 for accounting and financial statement purposes, (ii) file as soon as practicable after the date hereof a Notification and Report Form under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division"). Each of FPA and the Company shall (i) use its reasonable efforts to comply as expeditiously as possible with all lawful requests of the FTC or the Antitrust Division for additional information and documents and (ii) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by the Agreement, except with the prior written consent of such parties.

     (c) The Company shall use its best efforts to obtain from the Company's executive officers and directors, and shall deliver to FPA, irrevocable proxies (together with a voting agreement) only with respect to the meeting of Company stockholders related to the Merger (in a form furnished to the Company by FPA) representing all shares of Company Common Stock that such executive officers and directors beneficially own as contemplated by the rules under the Exchange Act with their vote in favor of the Merger.

     (d) FPA shall use its best efforts to obtain from FPA's executive officers and directors, and shall deliver to the Company, (i) irrevocable proxies (together with a voting agreement) only with respect to the meeting of FPA stockholders related to the Merger (in a form reasonably acceptable to the Company) representing all shares of FPA Common Stock that such executive officers and directors and officers own with their votes in favor of the Merger, and (ii) irrevocable proxies (together with a voting agreement, and in a form acceptable to Stephen J. Dresnick, M.D.) representing all shares of FPA Common Stock that such executive officers and directors beneficially own as contemplated by the rules under the Exchange Act with their votes for election of directors in accordance with Section 7.13 hereof.

     SECTION 7.8. PUBLIC STATEMENTS. The parties shall consult with each other prior to issuing any press release or any written public statement with respect to the Agreement or the transactions contemplated hereby and shall not issue any such press release or written public statement prior to such consultation unless required by law.

     SECTION 7.9. OPTION PLANS. At the Effective Time, FPA shall take such action as may be necessary to assume each unexpired and unexercised option to purchase a share of Company Common Stock, regardless of whether exercisable at the Effective Time (each a "Company Option"), so that each such option becomes an option (each an "FPA Option") to purchase a number of shares of FPA Common Stock equal to the number of shares of Company Common Stock that could have been purchased under the Company Option multiplied by the Exchange Ratio, at a price per share of FPA Common Stock equal to the option exercise price determined pursuant to the Company Option divided by the Exchange Ratio and subject to substantially the same terms and conditions as the Company Option. FPA shall assume all of the Company's obligations with respect to Company Options as amended and shall, from and after the Effective Time, make available for issuance upon exercise of the FPA Options all shares of FPA Common Stock covered thereby and promptly after the Effective Date amend its Registration Statement on Form S-8 or file a new Form S-8 (in either case, the "S-8"), to cover such additional shares of FPA Common Stock. Notwithstanding the foregoing, following the Effective Time, no additional options shall be granted to the directors of the Company under the automatic grant provisions set forth in paragraph 17 of the Company's 1994 Stock Option Plan.

     SECTION 7.10. NOTIFICATION OF CERTAIN MATTERS. Each of the Company, FPA and Acquisition agrees to give prompt notice to each other of, and to use their respective reasonable best efforts to prevent or promptly remedy, (i) the occurrence or failure to occur or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in the Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     SECTION 7.11. CORRECTIONS TO THE JOINT PROXY STATEMENT/PROSPECTUS AND REGISTRATION STATEMENT. Prior to the date of approval of the Merger by their respective stockholders, each of the Company, FPA and Acquisition shall correct promptly any information provided by it to be used specifically in the Joint Proxy Statement/Prospectus and Registration Statement that shall have become false or misleading in any material respect and shall take all reasonable steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Joint Proxy Statement/Prospectus or the Registration Statement so as to correct the same and to cause the Joint Proxy Statement/Prospectus as so corrected to be disseminated to the stockholders of the Company and FPA, in each case to the extent required by applicable law.

     SECTION 7.12. CHANGE OF CONTROL ISSUES. The Company shall secure appropriate amendments to or waivers of any employment agreements to which it is a party that presently provide for changes in the material terms or conditions of such employment agreements upon a change of control of the Company, including without limitation changes in the compensation payable or the terms of a covenant not to compete.

     SECTION 7.13. BOARD OF DIRECTORS. At the Effective Time, the board of directors of FPA shall appoint Stephen J. Dresnick, M.D. and another individual selected by the board of directors of the Company and acceptable to FPA to the board of directors of FPA to serve until the next annual meeting of stockholders of FPA. Commencing with the election at that annual meeting, the board of directors of FPA will nominate and recommend to its stockholders the election to the board of directors of FPA of Dr. Dresnick for a period of two
(2) additional years and the election to the board of directors of FPA of such other individual for a period of one (1) additional year. If during Dr. Dresnick's term as a director, FPA decides to increase the size of its board of directors, the board of directors of FPA will nominate one individual selected by Dr. Dresnick and acceptable to the board of directors of FPA, and recommend to the FPA stockholders his or her election to the board of directors of FPA for a period of no less than one (1) year.

     SECTION 7.14. INSURANCE; INDEMNITY. For a period of six (6) years after the Effective Time, FPA shall indemnify, defend and hold harmless to the fullest extent permitted under applicable law each person who is now or has been an officer, director, employee, trustee or agent of Company (or any subsidiary or division thereof), including, without limitation, each person controlling any of the foregoing persons (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before or after the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (an "Action"), (i) FPA shall pay the reasonable fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to FPA, in advance of the final disposition of any such Action to the full extent and under all circumstances permitted by Florida law as in effect on the date hereof, upon receipt of any undertaking required by applicable law, and (ii) FPA will cooperate in the defense of any such matter; provided, however, that FPA shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld) and provided, further, that FPA shall not be obligated pursuant to this Section to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single Action, except to the extent that, in the opinion of counsel for the Indemnified Parties, two or more of such Indemnified Parties have conflicting interests in the outcome of such action. FPA may obtain directors' and officers' liability insurance covering its obligations under this Section 7.14.

                                  ARTICLE VIII

                                   CONDITIONS

     SECTION 8.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

     (a) the Agreement and the transactions contemplated hereby shall have been approved and adopted, by the majority vote of the stockholders of the Company and FPA under applicable law and applicable NASDAQ listing requirements;

     (b) the shares of FPA Common Stock issuable in the Merger shall have been authorized for listing on the NASDAQ upon official notice of issuance;

     (c) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

     (d) the Registration Statement shall have become effective in accordance with the provisions of the Securities Act and state blue sky laws, if applicable, and no stop order suspending such effectiveness shall have been issued and remain in effect and no proceeding for that purpose shall have been instituted by the SEC or any state regulatory authorities;

     (e) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its reasonable efforts to have any such injunction, order or decree lifted);

     (f) no litigation shall be pending or threatened that in the opinion of counsel to either FPA or the Company has a significant likelihood of preventing the consummation of the Merger or the transactions contemplated thereby;

     (g) no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prevent the consummation of the Merger or make the consummation of the Merger illegal;

     (h) all governmental or third party waivers, consents, orders and approvals required for the consummation of the Merger and the transactions contemplated hereby, shall have been obtained and be in effect at the Effective Time; and

     (i) Coopers & Lybrand LLP, certified public accountants for the Company, shall have delivered a letter, dated the Closing Date, addressed to FPA and to the stockholders of the Company, in form and substance reasonably satisfactory to FPA, stating that the Merger will qualify as a tax-free merger under Section 368(a)(1)(A) and (a)(2)(E) of the Code and will be treated as a pooling-of-interests transaction under APB No. 16.

     SECTION 8.2. CONDITIONS TO OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. Unless waived by the Company, the obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

     (a) FPA and Acquisition shall have performed in all material respects their agreements contained in the Agreement required to be performed on or prior to the Closing Date and the representations and warranties of FPA and Acquisition contained in the Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, and the Company shall have received a certificate of the Chairman of the Board and Chief Executive Officer, the President or a Vice President of FPA and of the President and Chief Executive Officer or a Vice President of Acquisition to that effect;

     (b) the Company shall have received an opinion of Coopers & Lybrand LLP, in form and substance reasonably satisfactory to the Company, dated the Closing Date, to the effect that the Company and holders of Company Common Stock (except to the extent any stockholders receive cash in lieu of fractional shares) will recognize no gain or loss for federal income tax purposes as a result of consummation of the Merger;

     (c) the Company shall have received an opinion or opinions from Ballard Spahr Andrews & Ingersoll, special counsel to FPA and Acquisition, dated the Closing Date, reasonably satisfactory to the Company and covering the due incorporation of FPA and Acquisition, the binding nature of the Agreement, the effectiveness of the Merger, the validity of the FPA Common Stock to be issued in connection with the Merger and such other matters as may be reasonably requested by the Company;

     (d) the Company shall have received "comfort" letters in customary form from Deloitte & Touche LLP, certified public accountants for FPA and Acquisition, dated the date of the Proxy Statement, the effective date of the Registration Statement and the Closing Date (or such other date reasonably acceptable to the Company) with respect to certain financial statements and other financial information included in the Registration Statement and any subsequent changes in specified balance sheet and income statement items, including total assets, working capital, total stockholders' equity, total revenues and the total and per share amounts of net income;

     (e) since the date hereof, there shall have been no changes that constitute, and no event or events shall have occurred which have resulted in or constitute, a material adverse change in the business, operations, properties, assets, condition (financial or other) or results of operations of FPA and its subsidiaries, taken as a whole; for purposes of this Section 8.2(e), "material adverse change" means, with respect to any person, any change or effect which is materially adverse to the business, financial condition or results of operations of such person and its subsidiaries, taken as a whole, excluding in all cases: (i) events or conditions generally affecting the industry in which such person and its subsidiaries operate or arising from changes in general business or economic conditions, (ii) all out-of-pocket fees and expenses (including without limitation legal, accounting, investigatory, and other fees and expenses) incurred in connection with the transactions contemplated by the Agreement; (iii) in the case of the Company, the payment by the Company and/or its subsidiaries of all amounts due to any officers or employees of the Company or any of its subsidiaries under employment contracts or other employee benefit plans in effect as of the date hereof; (iv) any effect resulting from any change in law or generally accepted accounting principles, which affect generally entities such as such person; and
(v) any effect resulting from compliance by such person with the terms of the Agreement.

     (f) no governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value to the Company of the Merger;

     (g) the Company shall have received from Smith Barney Inc. (or other nationally recognized investment banking firm reasonably acceptable to FPA) an opinion reasonably acceptable to the Company to the effect that, as of the date of the Agreement and, if requested by the Company, confirmed as of the date of the Joint Proxy Statement/Prospectus, that the Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Stock, and such opinion shall not have been withdrawn; and

     (h) FPA, Acquisition and Stephen J. Dresnick, M.D. shall have executed an employment agreement providing for the employment of Stephen J. Dresnick, M.D. to be Vice Chairman of FPA and President and Chief Executive Officer of Surviving Corporation for a period of three (3) years from the Closing Date, on terms and conditions acceptable to the board of directors of FPA, Acquisition and Stephen J. Dresnick, M.D.

     SECTION 8.3. CONDITIONS TO OBLIGATIONS OF FPA AND ACQUISITION TO EFFECT THE MERGER. Unless waived by FPA and Acquisition, the obligations of FPA and Acquisition to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions:

     (a) the Company shall have performed in all material respects its agreements contained in the Agreement required to be performed on or prior to the Closing Date and the representations and warranties of the Company contained in the Agreement shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date as if made at and as of such date, and FPA shall have received a Certificate of the President and Chief Executive Officer or of a Vice President of the Company to that effect;

     (b) FPA shall have received an opinion from Berman Wolfe & Rennert, special counsel to the Company, dated the Closing Date, reasonably satisfactory to FPA and covering the due incorporation of the Company, the binding nature of the Agreement, the effectiveness of the Merger and the validity of the Company Common Stock to be exchanged in the Merger and such other matters as may be reasonably requested by FPA;

     (c) FPA shall have received "comfort" letters in customary form from Coopers & Lybrand LLP, independent accountants for the Company, dated the date of the Proxy Statement, the effective date of the Registration Statement and the Closing Date (or such other date reasonably acceptable to FPA) with respect to certain financial statements and other financial information included in the Registration Statement and any subsequent changes in specified balance sheet and income statement items, including total assets, working capital, total stockholders' equity, total revenues and the total and per share amounts of net income;

     (d) stockholders holding in the aggregate more than five percent (5%) of the Company's Common Stock have not given notice of their intent to exercise dissenters' rights under Florida law, if applicable;

     (e) since the date hereof, there shall have been no changes that constitute, and no event or events shall have occurred which have resulted in or constitute, a material adverse change in the business, operations, properties, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole; for purposes of this
Section 8.3(e), "material adverse change" means, with respect to any person, any change or effect which is materially adverse to the business, financial condition or results of operations of such person and its subsidiaries, taken as a whole, excluding in all cases: (i) events or conditions generally affecting the industry in which such person and its subsidiaries operate or arising from changes in general business or economic conditions, (ii) all out-of-pocket fees and expenses (including without limitation legal, accounting, investigatory, and other fees and expenses) incurred in connection with the transactions contemplated by this Agreement; (iii) in the case of the Company, the payment by the Company and/or its subsidiaries of all amounts due to any officers or employees of the Company or any of its subsidiaries under employment contracts or other employee benefit plans in effect as of the date hereof; (iv) any effect resulting from any change in law or generally accepted accounting principles, which affect generally entities such as such person; and (v) any effect resulting from compliance by such person with the terms of the Agreement.

     (f) no governmental authority shall have promulgated any statute, rule or regulation which, when taken together with all such promulgations, would materially impair the value to FPA of the Merger;

     (g) FPA shall have received from Oppenheimer & Co., Inc. (or other nationally recognized investment banking firm reasonably acceptable to the Company) an opinion reasonably acceptable to FPA, dated as of the date on which the Joint Proxy Statement/Prospectus is first distributed to the stockholders of FPA, to the effect that the Exchange Ratio is fair, from a financial point of view, to FPA's stockholders, and such opinion shall not have been withdrawn; and

     (h) FPA shall have received from the Company the resignations of all individuals serving as directors of the Company immediately prior to the Effective Time, except each individual designated as a director on Schedule 2.3 attached hereto.

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 9.1. TERMINATION. The Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the stockholders of the Company or FPA, as follows:

     (a) The Company shall have the right to terminate the Agreement:

           (i) if the Merger is not completed by December 31, 1996 otherwise than account of delay or default on the part of the Company;

           (ii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of the Company or any of its 5% stockholders or any of their affiliates or associates;

           (iii) if (A) the Company receives an offer from any third party (excluding any affiliate of the Company or any group of which any affiliate of the Company is a member) with respect to a an Acquisition Transaction, (B) the Company's independent financial advisors determine that such offer would be more favorable to the Company's stockholders from a financial point of view than the Merger and (C) FPA fails, within three (3) business days after FPA is notified of such determination and of the terms and conditions of such offer, to offer to amend the Agreement to make the Merger yield a value to stockholders of the Company at least equal to such offer as contemplated by Section 6.5(d) hereof;

           (iv) if (A) a tender/exchange offer is commenced by a third party (excluding any affiliate of the Company or any group of which any affiliate of the Company is a member) for all outstanding shares of Company Common Stock, (B) the Company's independent financial advisors determine that such offer would be more favorable to the Company's stockholders from a financial point of view than the Merger and (C) FPA fails, within three (3) business days after FPA is notified of such determination, to offer to amend the Agreement to make the Merger yield a value to stockholders at least equal to, such tender/exchange offer as contemplated by Section 6.5(d) hereof;

           (v) if FPA (A) fails to perform in any material respect any of its material covenants in the Agreement and (B) does not cure such default in all material respects within thirty (30) days after written notice of such default is given to FPA by the Company; or

           (vi) if any condition set forth in Section 8.1 or Section 8.2 is not satisfied, other than as a result of the conduct of the Company.

     (b) FPA shall have the right to terminate the Agreement:

           (i) if the Merger is not completed by December 31, 1996 otherwise than account of delay or default on the part of FPA;

           (ii) if the Merger is enjoined by a final, unappealable court order not entered at the request or with the support of FPA or any of its 5% stockholders or any of their affiliates or associates;

           (iii) if the Company (A) fails to perform in any material respect any of its material covenants in the Agreement and (B) does not cure such default in all material respects within thirty (30) days after written notice of such default is given to the Company by FPA; or

     (iv) if any condition set forth in Section 8.1 or Section 8.3 is not satisfied, other than as a result of the conduct of FPA.

     (c) As used in this Section 9.1, (i) "affiliate" has the meaning assigned to it in the federal securities laws and (ii) "group" has the meaning set forth in Section 13(d) of the Exchange Act and the rules and regulations thereunder.

     SECTION 9.2. EFFECT OF TERMINATION. In the event of termination of the Agreement by either FPA or the Company, as provided in Section 9.1, the Agreement shall forthwith become void and there shall be no further obligation on the part of the Company, FPA, Acquisition or their respective officers or directors (except as set forth in this Section 9.2 and in Sections 6.6, 7.1, 7.6 and 7.8, all of which shall survive the termination) with respect to obligations existing thereunder prior to the termination. If the Agreement is not consummated because either the Company or FPA breaches a material representation or warranty or fails to perform a material covenant contained herein, and the other party has not breached any material representation or warranty or failed to perform a material covenant, and the non-breaching party chooses to terminate the Agreement as a direct result of such breach or failure, the breaching party shall promptly pay the non-breaching party the sum of one million dollars ($1,000,000). Nothing in this Section 9.2 shall relieve any party from liability for any breach of the Agreement.

     SECTION 9.3. AMENDMENT. The Agreement may not be amended except by action taken by the parties' respective Boards of Directors or duly authorized committees thereof and then only by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law.

     SECTION 9.4. WAIVER. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and (c) waive compliance with any of the agreements or conditions contained herein except that, after the vote of the Company's stockholders with respect to the Agreement, the Exchange Ratio shall not be changed from that provided herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.


                                  ARTICLE X

                             GENERAL PROVISIONS

     SECTION 10.1. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties in the Agreement shall not survive the Merger, and after effectiveness of the Merger neither the Company, FPA, the Surviving Corporation or their respective officers or directors shall have any further obligation with respect thereto.

     SECTION 10.2. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by nationally recognized overnight mail service or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):




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



(a) If to FPA or Acquisition to:

     FPA Medical Management, Inc.
     2878 Camino del Rio South, Suite 301
     San Diego, California 92108
     Attention:  Chief Financial Officer

with copies to:

     James A. Lebovitz, Esquire
     Senior Vice President, General Counsel
     and Secretary
     FPA Medical Management, Inc.
     2878 Camino del Rio South, Suite 301
     San Diego, California  92108

and

     Ballard Spahr Andrews & Ingersoll
     1735 Market Street, 51st Floor
     Philadelphia, Pennsylvania  19103
     Attention:  Justin P. Klein, Esquire

(b) If to the Company, to:

     Sterling Healthcare Group, Inc.
     6855 South Red Road, Suite 400
     Coral Gables, FL  33143-3632
     Attention:  Stephen J. Dresnick, M.D.

with a copy to:

     Charles Rennert, Esquire
     Berman Wolfe & Rennert
     Suite 3500, International Place
     100 S.E. Second Street
     Miami, FL  33131-2130


     SECTION 10.3. INTERPRETATION. The headings contained in the Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the Agreement. In the Agreement, unless a contrary intention appears, (i) the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular Article, Section or other subdivision and (ii) reference to any Article or Section means such Article or Section hereof. No provision of the Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

     SECTION 10.4. MISCELLANEOUS. The Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (b) is not intended to confer upon any other person any rights or remedies hereunder, and (c) shall not be assigned by operation of law or otherwise, except that Acquisition may assign the Agreement to any other wholly-owned subsidiary of FPA. THE AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

     SECTION 10.5. COUNTERPARTS. The Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Each party agrees (i) to accept the facsimile signature of the other party's representatives hereto and (ii) to be bound by its own representative's facsimile signature hereon.

     SECTION 10.6. PARTIES IN INTEREST. The Agreement shall be binding upon and inure solely to the benefit of each party hereto and nothing in the Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of the Agreement.

     IN WITNESS WHEREOF, FPA, Acquisition and the Company have caused the Agreement to be signed by their respective officers as of the date first written above.


                              FPA MEDICAL MANAGEMENT, INC.


                              By:
                                  -------------------------------

                              Print Name:  Steven M. Lash
                                          -----------------------
                              Title:  Executive Vice President & CFO


                              ACQUISITION

                              By:
                                  -------------------------------

                              Print Name:  Steven M. Lash
                                          -----------------------
                              Title:   Executive Vice President & CFO


                              STERLING HEALTHCARE GROUP, INC.

                              By:
                                  -------------------------------
                              Print Name:  Stephen J. Diesnick, M.D.
                                          --------------------------
                              Title:    Chief Executive Officer


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